Exhibit 10.2

PABLO TORRES
RESIDENTIAL PROPERTY MANAGEMENT AGREEMENT

This agreement made as of the 29th day of October 2008 by and between Phillips Real Estate Services, Inc. (hereinafter referred to as the "Owner"), and Pablo Torres. (hereinafter referred to as the "Agent").

1. APPOINTMENT AND ACCEPTANCE, Owner hereby appoints Agent as exclusive agent for the management of the property described in Section 2 of this agreement. Agent accepts the appointment subject to the terms and conditions set forth in this agreement.

2.  DESCRIPTION OF PROJECT. The property to be managed by the Agent under this agreement (hereinafter referred to as the "Project") is a development consisting of buildings and other improvements   The Project is further described as follows:

NAME: Phillips Real Estate Services, Inc.
OWNER' S ADDRESS:

OWNER'S PHONE:
PROPERTY LOCATION:

68-70 Cochrin St. Chicopee, MA	mgmt. acct # 00001

NO, OF DWELLING UNITS:
MANAGEMENT ACCOUNT NUMBER: 1

3.  RENTALS.  The Agent will offer for rent and will use diligence to rent the dwelling units. Incident thereto, the following provisions will apply:

a   The Agent will take and process applications for rentals and maintain a current list of prospective tenants.

b.  The Agent will prepare all dwelling leases and rental agreements, and will execute the same in its name, identifying itself thereon as Agent for Owner.

c   The Agent will keep the books and accounts of the operation of the property in accordance with good accounting practices.

4.  COLLECTION OF RENTS AND OTHER RECEIPTS. The Agent will collect and deposit rents in accordance with the terms of each lease or rental agreement. All funds collected by the Agent shall be deposited by the Agent promptly in a bank account of the Agent in an institution whose deposits are insured by an agency of the United States of America; this account shall be used exclusively by the Agent for funds of Owners Management Account #1.

5.  ENFORCEMENT OF LEASES OR RENTAL AGREEMENTS. The Agent will take reasonable steps to secure full compliance of each tenant with the terms of his lease or rental agreement. The Agent will lawfully terminate any tenancy when, in the Agents judgment, sufficient cause (including, but not limited to, nonpayment of rent) for such termination occurs under the terms of the tenants lease or rental agreement For this purpose, the Agent is authorized to consult with legal counsel of its choice to bring actions for evictions and to execute notices to vacate and judicial pleading incident to such actions. Attorney's fees and other necessary costs incurred in connection with such action will be paid out of the Management Account as Project expenses of Owner. Notwithstanding anything herein to the contrary, the Agent shall have the power to terminate and accept termination of tenancies, settle, compromise and release claims against tenants; reinstate leases; give consents provided for in leases or rental agreements and take all lawful action to evict tenants.

6.  MAINTENANCE: Agent is responsible for all his own maintenance with the exception of emergency situations and after hours calls.

6.1      Agent employs his own maintenance person who is not an employee or under the control of the Owner.

6.2      Agent agrees to indemnify and defend the Owner against any and all actions arising from the activities of the Agent’s own employees.

6.3      Agent may from time to time hire the Owner for specific repairs.

6.4      Notwithstanding any of the foregoing provisions, the prior approval of the Owner will be requited for any expenditure, which exceeds Five Hundred Dollars, $500.00 in any one instance, for labor, materials, or otherwise in connection with the maintenance and repair of the Project, except for recurring expenses within the limits of the operating budget or for emergency repairs involving manifest danger to persons or property or required to avoid suspension of any necessary services to the Project.

6.5      It is further agreed that Owner will pay to Agent a surcharge in the amount of fifteen percent (15%) of the charge for supplies and independent contractors.

7. UTILITIES, SERVICES & MAINTENANCE AGREEMENTS, Agent: will, on behalf of and for Owner, make arrangements for water, electricity, gas, fuel, oil and sewage on the same basis as set forth for Maintenance & Repair.

8. EMPLOYEES. Agent will determine the number, qualifications, and duties of personnel to be employees in the management of the Project. All such employees will be deemed employees of the Agent, not the Owner, unless they are the same, and will be hired, paid, supervised and discharged by the Agent. The compensation, including payroll taxes and fringe benefits of all employees will be within the Agent's sole discretion.

9. DISBURSEMENTS FROM MANAGEMENT ACCOUNT  From the funds received and deposited by Agent in the Management Account, Agent will make the disbursements explicitly or reasonably implicitly authorized by this Agreement when due and payable. The Management Account must maintain a $500,00 minimum balance. In the event that the balance in the Management Account falls below $500.00 or at any time is insufficient to pay disbursements due, Agent will inform Owner thereof and Owner will remit to Agent sufficient funds to cover the deficiency. In no event will Agent be required to advance its own monies to pay disbursements. Agent is explicitly authorized to pay itself any management or other fees due it which are payable regardless of other amounts and accounts due and payable at the time.

10.  EMERGENCY ANSWERING SERVICE. Agent agrees to maintain a 24-hour emergency answering service at no additional cost to Owner. However, in the event an emergency maintenance call is necessary, Owner agrees to pay Agent the then current hourly rate for emergency personnel dispatched after normal business hours. For purposes of this Agreement, normal business hours are from 8:00 am. to 5:00 p.m., Monday through Friday, excluding holidays  All charges are door to door.

11. AGENT'S COMPENSATION. The compensation which the Agent shall be entitled to receive for management services performed under this Agreement shall be a fee in the amount of eight percent (8%) of collected rent or $100.00 per Project, whichever is greater   Condominium units ate a flat $45.00 Per month each. The Owner shall pay such fee to the Agent monthly, not later than the thirtieth (30th) day of each month, unless otherwise agreed by the parties hereto, It is further understood that a one time $100.00 set up fee shall be assessed on each new Project.

12. COMMISSION. Owner agrees to pay to Agent, as a commission, an amount equal to one full month's rent for each tenancy secured. Such fee to be paid to Agent from Management Account, upon occupancy of tenant in said Unit   Such commission to be recorded on monthly statement.

13. INDEMNIFICATION, Agent will not be liable to Owner, occupants, licensees, invitees or trespassers and Owner will indemnify and defend Agent against and hold Agent harmless of and from:

13.1 Any and all damages, costs and expenses, including but not limited to, reasonable attorney's fees sustained or incurred for injury to any person or property in, about or in connection with the Project, from any cause whatsoever unless such injury shall be caused by Agent's own actual gross negligence.

13.2 Any and all damages, penalties, costs and/or expenses, statutory or otherwise, for all acts reasonably performed by Agent pursuant to Owner's instructions, regardless of whether such actions are later viewed as grossly or willfully or wantonly negligent.

13.3 Determining the existence or non-existence of lead paint or toxic substances upon the Project in conformity with Massachusetts General Laws. Agent hereby advises and directs Owner to review with Owner's counsel, Owner's statutory obligation in the event that the presence of a toxic substance and/or lead paint is discovered upon the Project.

13 4    Any and all damages, costs, penalties and expenses, including but not limited to reasonable attorney's fees, sustained or incurred by Agent as a result of the presence of or the threatened release of a toxic substance and/or lead paint upon the Project or damages occasioned to anyone residing or who resided or presented themselves upon the Reject from the ingestion of or exposure to any toxic substance and/or lead paint or pain and suffering caused thereby including pain and suffering and loss of consortium claims by persons related to the injured party.

13.5    Any and all loss which Agent may incur, including but not limited to, reasonable attorney's fees, as a result of the past, present or future existence of conditions on the Project, which may amount to violations of the state sanitary code, building code or local ordinances. Agent agrees to notify Owner of its actual knowledge of any violations so that Owner may maintain the premises in compliance with the aforesaid  Owner agrees to correct said conditions in a good and workmanlike manner and to maintain the premises in compliance with said regulations.

14. TERM OF AGREEMENT. This Agreement shall continue from the date of this Agreement until either the Owner or the Agent terminates it, effective the last day of any month, by written notice to the other party, received thirty (30) days prior to the said date of termination, subject, however, to the following conditions:

14.1     In the event that a petition in bankruptcy is filed by or against Owner or any of the principals of Owner or by Agent or any of the principals of Agent, or in the event that any of the foregoing makes an assignment for the benefit of creditors or takes advantage of any insolvency act, the other party may terminate this Agreement forthwith provided that written notice of such is given.

14.2    If Agent fails to observe or perform any provision, covenant or obligation of this Agreement to be observed or performed by Agent, where such failure continues for thirty (30) days after the receipt by the Agent of written notice thereof from the Owner; the Owner shall have the right to terminate this Agreement upon an additional thirty (30) days written notice to Agent.

14 3    If Owner fails to observe or perform any provision, covenant or obligation of this Agreement to be observed or performed by Owner, where such failure continues for thirty (30) days after written notice thereof from Agent; Agent shall have the right to terminate this Agreement at the end of said thirty (30) days without further obligation to Owner excepting lapse in insurance or failure to fund the Management Account in a timely manner which shall be cause for immediate termination.

15. INSURANCE  Owner shall maintain a complete program of insurance protection relating to the ownership and operation of the Project. Said policy of insurance will name Agent as a named insured and shall contain liability limits of no less than $500,000 Per incident of personal injury. A copy of said policy will be provided to Agent, on an annual basis, by Owner, In the event that Owner fails to procure said insurance, Agent is hereby authorized, but not obligated to do so and pay the costs thereof from the Management Account. Should Owner insurance lapse for any reason, this contract shall be void for the entire period of said lapse.

16.FORCE MAJEURE. The provisions of this paragraph shall be applicable if there shall occur, during the term of this Agreement, any strike, lookout, or labor dispute; inability to obtain labor or materials or reasonable substitute thereof; inability in obtaining fuel, electricity, services or supplies from the sources from which they are normally obtained or from reasonably comparable substitute sources; or act of God, governmental restriction, regulation, or control, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, or fire or other casualty or any other condition or cause beyond the reasonable control of Agent. If Agent shall, as the result of any such event, fail reasonably to perform any obligation required hereunder, then such obligation shall be reasonably performed as soon as practicable after such event abates.

17. ARBITRATION. Except for actions seeking only injunctive relief, all disputes and controversies arising out of or in connection with this Agreement shall be submitted to arbitration according to the following procedure:

17.1 Either party may demand arbitration in writing and  the demand shall include a statement of the matter in controversy.

17 2 The parties agree to hold the arbitration hearings in Las Vegas Nevada.

17.3 In all cases where less than Fifty Thousand Dollars ($50,000.00) is in dispute: The arbitration shall be held on thirty (30) days notice. During said thirty (30) day period, the parties shall cooperate with each other by providing each other all documents and other tangible evidence which is reasonably relevant to the matter in dispute.  Any failure or refusal of a party to comply with a discovery request under the provisions of this section shall be taken into evidence by the arbitrator and the effect thereof considered by that arbitrator in forming an award, including, but not limited to, denying an award or portions thereof. One arbitrator shall preside over the arbitration proceedings. The Arbitration Committee of the American Arbitration Association shall appoint an arbitrator within thirty (30) days of receiving the written submission   Such arbitrator shall be an attorney with no less than ten (10) years experience in commercial transactions except that no attorney who has represented any party to this Agreement shall be appointed as an arbitrator and each party to this Agreement reserves the right to object to the appointment of any such arbitrator.

17.4 In all cases where Fifty Thousand Dollars ($50,000 00) or more is in dispute: The arbitration hearing shall, be held on sixty (60) days written notice. During said sixty (60) day period, the parties shall cooperate with each other by providing each other all documents and other tangible evidence which is reasonably relevant to the matter in dispute. Upon no less than ten (10) days notice each party shall make witnesses available to the other for deposition under oath  Any failure or refusal of a patty to comply with a discovery request under the provisions of this section shall be taken into evidence by the arbitrator and the effect thereof considered by that arbitrator in framing an award, including, but not limited to, denying an award or positions thereof One arbitrator shall preside over the arbitration proceedings. The Arbitration Committee of the American Arbitration Association shall appoint an arbitrator within thirty (30) days of receiving the written submission   Such arbitrator shall be an attorney with no less than ten (10) years experience in commercial transactions except that no attorney who has represented any party to this Agreement shall be appointed as an arbitrator and each party to this Agreement reserves the right to object to the appointment of any such arbitrator.

17.5 The commercial arbitration rules of the American Arbitration Association are hereby incorporated by reference. Notwithstanding any provision of those rules or any other rule or law, punitive damages are not recoverable against any party to this Contract. The arbitrators) is not empowered to grant damages in any form or amount in excess of the payments required under this Contract.

17.6 The arbitration hearing shall be concluded within thirty (30) days unless otherwise ordered by the arbitrator, and the award thereon shall be made within thirty (30) days and shall be final and binding on all parties. Subject to the requirement for the payment of attorney fees in accordance with Paragraph 17.9 of this Agreement, Judgment on such award may be entered in any court in Massachusetts having jurisdiction if the amount awarded or any portion thereof (including interest or fees) remains unpaid after Ten (10) Days from the date of the award.

17.7 This arbitration provision shall be a complete defense to any suit, action or proceeding brought under, or in connection with, this Agreement. This arbitration provision shall survive the termination or expiration of this Agreement.

17,6 Nothing in this arbitration provision shall give the arbitrator any authority to alter, change, amend, modify, add to or subtract from any provision of this Agreement.

17.9    Any award made by the arbitrator shall include a requirement that the losing patty pay the prevailing party's reasonable expenses, including reasonable legal fees incurred in the prosecution of the arbitration (including, if greater than the hourly charges, any contingent fee), except that if a party is awarded less than Fifty (50%) Percent of the amount originally claimed by that party as due, then no award of expenses or attorney fees shall be made.

17.10  Any award made by the arbitrator shall include an award of interest at the rate of no less than Twelve (12%) Percent from the date the amount awarded or any portion thereof was due.

18 STANDARD APPLICABLE TO AGENT  Agent's actions under this Agreement or in connection with the operation and management of the Project otherwise, shall be measured by Agent's actual knowledge at the time Agent decided to act or not act Owner understands and agrees that Agent is not an insurer or guarantor of the Project and that Agent has not and does not promise Owner that there will be any return or profit from the Project.

19. GENERAL.

19.1 This Agreement shall be enforced under, governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any provision which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or tender unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Agent and Owner hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

19.2    No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument of equal formality signed by duly authorized officers of the parties hereof.

19 3    No waiver of any breach of any provision of this Agreement shall constitute a waiver of any subsequent breach of the same or any other provision of this Agreement and no waiver shall be effective unless made in writing.

19.4  This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.  The division of this Agreement into paragraphs and sections is only a matter of convenience for reference and shall not define or limit any of the terms or provisions hereof.  Any term used in the singular shall be deemed to include the plural when the context of its use is so required. The fact that the working of this Agreement has been provided by one party or the other shall not be taken into consideration in the construction or interpretation of this Agreement.

19.5 Each of Owner and Agent hereby represents to the other that it is authorized to enter into this Agreement and that the individual signing this Agreement in its behalf is likewise fully authorized to do so shall not be taken into consideration in the construction or interpretation of this Agreement.

20.	LAWN CARE AND SNOW REMOVAL
.
Does the Owner want Pablo Torres to effectuate lawn care at the property?

YES                                 NO            X

Does the Owner want Pablo Torres to effectuate snow removal at the property?

YES                                 NO            X

Accepted and Agreed as of the first date above.
PABLO TORRES (“Agent”)

Signed: /s/Pablo Torres

PHILLIPS REAL ESTATE SERVICES, INC. (“Owner”)

By: /s/ Pablo Torres
President